UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2010
Broadcom Corporation
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California	92617

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Broadcom Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (“2010 Annual Meeting”) on May 20, 2010. Each holder of the Company’s Class A common stock was entitled to one vote per share held, and each holder of Class B common stock was entitled to ten votes per share held.
(b) Proposal 1: At the 2010 Annual Meeting, the shareholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Affirmative Votes (1)	Total Withheld Votes (2)	Total Broker Non-Votes (3)
Joan L. Amble	622,704,523	526,749	52,713,302
Nancy H. Handel	622,560,610	670,662	52,713,302
Eddy W. Hartenstein	622,197,048	1,034,224	52,713,302
John E. Major	612,840,280	10,390,992	52,713,302
Scott A. McGregor	620,658,639	2,572,633	52,713,302
William T. Morrow	616,648,210	6,583,062	52,713,302
Robert E. Switz	614,553,326	8,677,946	52,713,302

(1)	Includes 289,683,960 Class B votes for each nominee.
(2)	Includes 41,620 Class B votes withheld from each nominee.
(3)	Includes 1,926,130 Class B broker non-votes for each nominee.
Proposal 2: At the 2010 Annual Meeting, the shareholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and cast their votes as follows:

	Class A	Class B
	Votes	Votes	Total Votes
For	381,088,328	291,632,590	672,720,918
Against	2,954,568	0	2,954,568
Abstain	249,968	19,120	269,088
Broker Non-Votes	N/A	N/A	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation
May 24, 2010	By:	/s/ Eric K. Brandt
		Name:	Eric K. Brandt
		Title:	Executive Vice President and Chief Financial Officer